UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a party other than the Registrant   ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AquaBounty Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OCTOBER 12, 2023

A special meeting of stockholders (the “Special Meeting”) of AquaBounty Technologies, Inc. (“we,” “our,” “AquaBounty” or the “Company”) will be held on October 12, 2023, at 8:30 a.m. Eastern Time, at 2 Mill & Main Place, Suite 395, Maynard, MA 01754, for the following purposes:

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To approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended, to approve a reverse stock split (the “Reverse Stock Split”) of our common stock, par value $0.001 per share (“Common Stock”), and an associated reduction in the number of shares of Common Stock we are authorized to issue (the “Authorized Capital Change”), from 150,000,000 to 75,000,000 (the “Reverse Stock Split Proposal”); and

•

To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

After careful consideration, the board of directors of the Company recommends a vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

Only stockholders of record at the close of business on August 21, 2023, the record date, are entitled to notice of and to vote at the Special Meeting or at any postponement(s) or adjournment(s) thereof. A complete list of the stockholders of the Company entitled to vote at the Special Meeting will be open to the examination of any stockholder during ordinary business hours for a period of ten days prior to the Special Meeting for any purpose germane to the meeting at the Company’s principal place of business at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. Please vote before the Special Meeting using the Internet, telephone, or by signing, dating, and mailing the proxy card in the pre-paid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement. Your proxy may be revoked before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement.

Sincerely,

Sylvia Wulf

President, Chief Executive Officer, and Board Chair

Maynard, Massachusetts

[●], 2023

Forward-Looking Statements

This proxy statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty. All statements other than statements of historical fact are forward-looking statements and AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may,” similar expressions and the negative forms of such expressions to identify such forward-looking statements. These statements include, but are not limited to, our expectations regarding the market price of our Common Stock, our ability to regain and maintain compliance with the continued listing standards of the Nasdaq Capital Market, risks and benefits of approving or not approving the Reverse Stock Split Proposal, including with respect to making our Common Stock more attractive to a broader range of institutional and other investors, facilitating higher levels of institutional stock ownership and better enabling us to raise funds to help finance operations, our expectations regarding our actions to try to meet the Nasdaq Capital Market’s initial listing standards and submitting an application for our Common Stock to be listed on the Nasdaq Capital Market, our ability to meet our obligations under outstanding options and restricted stock units and our expectations regarding utilizing the relative increase in our authorized shares as a result of the Authorized Capital Change and Reverse Stock Split to raise additional capital, including with respect to financing the development and construction of additional farms, including the Ohio farm. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, our ability to continue as a going concern; the potential for delays and increased costs related to construction of our new farms and renovations to existing farms; a failure to raise additional capital to finance our activities on acceptable terms; an inability to produce and sell our products in sufficient volume and at acceptable cost and prices; any inability to protect our intellectual property and other proprietary rights and technologies; the effects of changes in applicable laws, regulations and policies; our ability to secure any necessary regulatory approvals; the degree of market acceptance of our products our failure to retain and recruit key personnel; the price and volatility of our common stock; our ability to regain compliance or otherwise maintain compliance with the listing requirements of, and remain listed on, the Nasdaq Capital Market; market, our business and financial condition, and the impact of general economic, public health, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by us, see disclosures contained in our public filings with the Securities and Exchange Commission, including the “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. You should consider these factors in evaluating the forward-looking statements included in this proxy statement and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and we undertake no obligation to update such statements as a result of new information, except as required by law.

i

PROXY STATEMENT

2 Mill & Main Place, Suite 395

Maynard, Massachusetts 01754

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 12, 2023

ABOUT THE SPECIAL MEETING

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AquaBounty Technologies, Inc. (“we,” “us,” “our,” “AquaBounty” or the “Company”) for use at our special meeting of stockholders (the “Special Meeting”) to be held on October 12, 2023, at 8:30 a.m., Eastern Time, at 2 Mill & Main Place, Suite 395, Maynard, MA 01754, and any adjournments, continuations or postponements thereof.

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to act upon the following matters outlined in the notice of Internet Availability of Proxy Materials for the Special Meeting (the “Notice”):

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To approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to approve a reverse stock split (the “Reverse Stock Split”) of our common stock, par value $0.001 per share (“Common Stock”), and an associated reduction in the number of shares of Common Stock we are authorized to issue (the “Authorized Capital Change”), from 150,000,000 to 75,000,000 (the “Reverse Stock Split Proposal”); and

•

To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

After careful consideration, the Board recommends a vote “FOR” the Reverse Stock Split Proposal (Proposal 1); and “FOR” the Adjournment Proposal (Proposal 2).

As described in this Proxy Statement, our Board believes that it is in the best interest of the Company and its stockholders that the Board has the ability to effect, in its discretion, the Reverse Stock Split and the Authorized Capital Change to improve the price level of our Common Stock so that we are able to maintain continued compliance with the minimum bid price requirement and minimize the risk of delisting from the Nasdaq Capital Market.

What are the consequences if the Reverse Stock Split Proposal (Proposal 1) is not approved by stockholders?

If Proposal 1 is not approved by stockholders, our Common Stock may be delisted from the Nasdaq Capital Market. Any delisting from the Nasdaq Capital Market would likely result in further reductions in the market prices of our Common Stock, substantially limit the liquidity of our Common Stock, not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media and securities analyst coverage, and materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the Nasdaq Capital Market could also have other negative results, including the potential loss of institutional investor interest, fewer business development opportunities, and the inability to raise additional required capital. In addition, the SEC has adopted rules governing “penny stocks” that impose additional burdens on broker-dealers trading in stock priced at or below $5.00 per share, unless listed on certain securities exchanges. In the event of a delisting, we would attempt to take actions to restore our compliance with the Nasdaq Capital Market’s listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement or prevent future non-compliance with the Nasdaq Capital Market’s listing requirements.

Where can I obtain proxy-related materials and/or what should I do if I received more than one copy of the Notice and proxy materials?

A copy of our proxy materials is available, free of charge, on www.envisionreports.com/AQB, the Securities and Exchange Commission (“SEC”) website at www.sec.gov, and our corporate website at www.aquabounty.com. By referring to our website, we do not incorporate our website or any portion of that website by reference into this Proxy Statement. We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about September 1, 2023, we expect to send the Notice to all stockholders of record as of the record date entitled to vote at the Special Meeting. The Notice will provide instructions on how to access our proxy statement, along with how to vote via the Internet or by telephone. Instructions on how to request a printed copy of the proxy materials will also be provided in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help minimize our costs associated with printing and distributing our proxy materials and lessen the environmental impact of the Special Meeting.

If your shares are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization (a “broker and/or other nominee”), you may receive more than one copy of the proxy materials. Please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at (800) 736-3001 or in writing to Computershare Investor Services, PO. Box 43006, Providence, Rhode Island 02940-3006. If your shares are held in an account at a broker and/or other nominee, you can accomplish this by contacting that organization.

Why did multiple stockholders at my address receive only one copy of the Notice and proxy materials?

Some broker and/or other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice or set of proxy materials is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 2 Mill & Main Place, Suite 395, Maynard, MA 01754, Attention: Corporate Secretary, or call us at (978) 648-6000. If you want to receive separate copies of the Notice, proxy materials or Annual Reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker and/or other nominee, or you may contact us at the above address or telephone number.

What is the quorum requirement to hold the Special Meeting?

Our outstanding Common Stock is the only class of securities entitled to vote at the Special Meeting, and each issued and outstanding share is entitled to one vote on each matter submitted to a vote of our stockholders. Common stockholders of record at the close of business on August 21, 2023, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of August 21, 2023 will constitute a quorum.

For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes, if any, will be counted as present. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What is the vote required for each of the proposals?

Approval of Proposal 1, the Reverse Stock Split Proposal, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The approval of Proposal 2, the Adjournment Proposal, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal and which have actually been voted.

Abstentions. Abstentions will have the same effect as a vote against Proposal 1, the Reverse Stock Split Proposal. Abstentions will have no effect on the outcome of the Adjournment Proposal (Proposal 2), as abstentions do not constitute shares that have actually been voted.

Broker Non-Votes. If you are a beneficial owner of shares held by a broker and/or other nominee and you do not instruct your broker and/or other nominee how to vote your shares, your broker and/or other nominee may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers and/or other nominees that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker and/or other nominee has not received voting instructions from the beneficial owner of the shares and the broker and/or other nominee cannot vote the shares at its discretion because the matter is considered “non-routine” under NYSE rules or did not vote the shares on a “routine” matter. Each of Proposals 1 and 2 is considered to be a “routine” matter under NYSE rules; thus if you do not return voting instructions to your broker and/or other nominee by its deadline, or you provide a proxy without giving specific voting instructions, your shares may be voted by your broker and/or other nominee in its discretion on each of Proposals 1 and 2. In the event that any broker non-votes are received, they will have the same effect as a vote against Proposal 1, the Reverse Stock Split Proposal, and will have no effect on the outcome of Proposal 2, the Adjournment Proposal.

What are the procedures for voting?

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction card (from your broker and/or other nominee).

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record and you received the proxy materials by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. You can vote in person at the Special Meeting or by proxy. There are three ways stockholders of record can vote by proxy: (1) by telephone (by following the instructions on the proxy card); (2) by Internet (by following the instructions provided on the proxy card); or (3) by mail, (by completing and returning the proxy card enclosed in the proxy materials prior to the Special Meeting). Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the Special Meeting:

•	FOR the Reverse Stock Split Proposal in Proposal 1; and

•	FOR the Adjournment Proposal in Proposal 2.

If you provide specific voting instructions, your shares will be voted as instructed. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until the polls close at 11:59 p.m., Eastern Time, on October 11, 2023.

Beneficial Owners of Shares Held in Street Name

If your shares are held in an account at a broker and/or other nominee, then you are the beneficial owner of shares held in “street name,” and such organization forwarded to you the proxy materials. There are two ways beneficial owners of shares held in street name can vote by proxy in accordance with the instructions provided to you by your broker and/or other nominee: (1) by mail (by following the instructions on the voting instruction form); or (2) by Internet (by following the instructions on the voting instruction form). As a beneficial owner, you are also invited to attend the Special Meeting, but since you are not a stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid “legal proxy” from your broker, which is a written document that will give you the legal right to vote the shares at the Special Meeting. You must also satisfy the Special Meeting admission criteria set out below.

Although we do not know of any business to be considered at the Special Meeting other than the proposals described in the proxy statement, if any other business is presented at the Special Meeting, your signed proxy or your authenticated Internet or telephone proxy will give authority to each of Sylvia Wulf, David A. Frank and Angela M. Olsen to vote on such matters at his or her discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

How do I attend the meeting?

You are entitled to attend the Special Meeting only if you were a stockholder of record as of the record date, or if you are a “beneficial owner” of shares held in “street name” as of the record date and you hold a valid legal proxy, executed in your favor by your broker and/or other nominee, for the Special Meeting. Registration will begin at 8:00 a.m. Eastern Time on the date of the Special Meeting and seating will begin immediately after. Since seating is limited, admission to the Special Meeting will be on a first-come, first-served basis. If you attend, please note that you should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If you are the “beneficial owner” of your shares, you will also need proof of ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, or similar evidence of ownership. If you do not have proof of ownership of our stock and a valid picture identification, you may be denied admission to the Special Meeting. If you do not comply with each of the foregoing requirements, you may not be admitted to the Special Meeting.

How do I revoke a proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted at the Special Meeting by:

•

delivering written notice of revocation to our Corporate Secretary at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754, which must be received by our Corporate Secretary prior to the start of the Special Meeting;

•	submitting a later-dated proxy prior to the applicable cutoff times, as described above; or

•	by attending the Special Meeting and voting in person.

Your attendance at the Special Meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person attending the Special Meeting by executing an acceptable form of proxy designating that person to act on your behalf.

Shares may only be voted by or on behalf of the record holder of shares as of the record date, as indicated in our stock transfer records. If your shares are held in “street name,” then you must provide voting instructions to the broker and/or other nominee, as the appropriate record holder, so that such person can vote the shares in accordance with your preferences. In the absence of such voting instructions from you, the record holder will be entitled to vote your shares on “routine” matters. Please contact your broker and/or other nominee if you would like directions on how you may change or revoke your voting instructions.

Who is making this solicitation?

This solicitation is made on behalf of our Board, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to brokers and/or other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse brokers and/or other nominees for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by telephone, facsimile, or personal interview. No additional compensation will be paid to these individuals for any such services. We have engaged a third-party solicitor, Georgeson LLC, who may solicit proxies by telephone or by other means of communication on our behalf. The cost for this service is estimated at $25,000, including expenses. In addition, we have agreed to indemnify Georgeson LLC against certain claims, liabilities, losses, damages and expenses arising out of or in connection with these services.

How can I find the voting results?

We plan to announce preliminary voting results at the meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSAL 1:

REVERSE STOCK SPLIT PROPOSAL

OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

Introduction

Our Board has unanimously approved and declared advisable an amendment to our Charter (the “Amendment”), which would effect a reverse stock split of all issued and outstanding shares of our Common Stock (along with any shares of Common Stock held by the Company in treasury), at a ratio ranging from 1-for-15 to 1-for-20, inclusive, and an associated reduction in the number of shares of Common Stock we are authorized to issue, from 150,000,000 to 75,000,000, should such Amendment be approved by the stockholders pursuant to this Proposal 1 and if the Board determines to effect the Reverse Stock Split. The decision whether or not to effect a Reverse Stock Split and the ratio of any Reverse Stock Split will be determined by the Board following the Special Meeting and prior to December 31, 2023. Our Board has recommended that the proposed Amendment be presented to our stockholders for approval.

Our stockholders are being asked to approve the Reverse Stock Split and the Authorized Capital Change pursuant to this Proposal 1 and to grant authorization to the Board to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio, and the Authorized Capital Change. Should we receive the required stockholder approvals for Proposal 1, the Board will have the sole authority to elect, at any time on or prior to December 31, 2023, and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our Common Stock, between and including fifteen (15) and twenty (20), that will be combined into one share of our Common Stock (along with the Authorized Capital Change).

By approving Proposal 1, our stockholders will: (a) approve the Amendment pursuant to which any whole number of issued shares of Common Stock between and including fifteen (15) and twenty (20), as determined by our Board, could be combined into one share of Common Stock; (b) approve the Amendment pursuant to which the number of shares of Common Stock we are authorized to issue could be reduced from 150,000,000 to 75,000,000; and (c) authorize the Company to file the Amendment with the Secretary of State of the State of Delaware, in each case as determined by the Board at its sole option. The Board may also elect not to undertake any Reverse Stock Split and the Authorized Capital Change and therefore abandon the Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Capital Change. If the Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on December 31, 2023, our Board will abandon the Reverse Stock Split and the Authorized Capital Change, and stockholder approval would again be required prior to implementing a reverse stock split of our Common Stock or reduction of our authorized share capital.

The form of the proposed Amendment to effect the Reverse Stock Split and the Authorized Capital Change is as set forth in Appendix A (subject to the Board’s selection of the applicable reverse stock split ratio). The Reverse Stock Split, if effected, would affect all of our holders of Common Stock uniformly, except with respect to the treatment of fractional shares. The following description of the proposed Amendment, Reverse Stock Split and Authorized Capital Change is a summary and is subject to the full text of the proposed Amendment.

Background — Reverse Stock Split

On October 31, 2022, we received a letter (the “Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) notifying us that, because the closing bid price for our Common Stock had been below $1.00 per share for the previous 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. The Letter had no immediate effect on our listing on the Nasdaq Capital Market or on the trading of our Common Stock. The Letter provided us with a compliance period of 180 calendar days, or until May 1, 2023, to regain compliance. We were unable to regain compliance with the bid price requirement by May 1, 2023. However, on May 2, 2023, we received a notice from Nasdaq granting us an additional 180 calendar days, or until October 30, 2023, to regain compliance with the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market. Nasdaq determined that we were eligible for the second compliance period due to us meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the second compliance period.

We have been monitoring the closing bid price of the Common Stock, but as of August 1, 2023, our closing bid price has not met the minimum threshold of $1.00 per share for a minimum of 10 consecutive business days. There can be no assurance that we will regain compliance with the minimum bid price requirement by the end of the second 180-day compliance period on October 30, 2023 or otherwise maintain compliance with the other listing requirements.

If we do not meet the minimum bid price requirement by the end of the second 180-day compliance period, our shares will be subject to delisting by Nasdaq. If an issuer’s equity security is delisted from the Nasdaq Capital Market, it may be forced to seek to have its equity security traded or quoted on the OTC Bulletin Board or in the “pink sheets.” Such alternatives are generally considered to be less efficient markets and not as broad as the Nasdaq Capital Market, and therefore less desirable. Accordingly, the delisting, or even the potential delisting, of our Common Stock could have a negative impact on the liquidity and market price of our Common Stock.

As such, our Board believes that it is in the best interest of the Company and its stockholders that the Board has the ability to effect, in its discretion, the Reverse Stock Split to improve the price level of our Common Stock so that we are able to regain compliance with the minimum bid price requirement and minimize the risk of delisting from the Nasdaq Capital Market.

Any delisting from the Nasdaq Capital Market would likely result in further reductions in the market prices of our Common Stock, substantially limit the liquidity of our Common Stock, not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media and analyst coverage, and materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the Nasdaq Capital Market could also have other negative results, including the potential loss of institutional investor interest, fewer business development opportunities, and the inability to raise additional required capital. In addition, the SEC has adopted rules governing “penny stocks” that impose additional burdens on broker-dealers trading in stock priced at below $5.00 per share, unless listed on certain securities exchanges. In the event of a delisting, we anticipate taking actions to try to meet the Nasdaq Capital Market’s initial listing standards and submitting an application for our Common Stock to be listed on the Nasdaq Capital Market, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement or prevent future non-compliance with the Nasdaq Capital Market’s listing requirements, whether as to minimum bid price or otherwise.

In addition to regaining compliance with the Nasdaq Capital Market’s minimum bid price listing requirements, we also believe that the Reverse Stock Split and an increase in our stock price may make our Common Stock more attractive to a broader range of institutional and other investors (including funds that are prohibited from buying stocks whose price is below a certain threshold) and facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities, as well as better enable us to raise funds to help finance operations. We understand that many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our Common Stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being more risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.

Background — Authorized Capital Change

As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of Common Stock. However, the Amendment will also effect the Authorized Capital Change. The Authorized Capital Change will not be proportional to the ratio of the Reverse Stock Split. Accordingly, while the Authorized Capital Change will reduce the number of shares authorized for issuance on an absolute basis, it will have the effect of increasing the number of shares of Common Stock authorized for issuance relative to the number of shares outstanding (although such relative increase will be smaller than if we did not effect the Authorized Capital Change). The Board believes the relative increase in the number of shares of Common Stock authorized for issuance is in the best interest of the Company and its stockholders.

As we have disclosed in our other SEC filings, since inception, we have incurred cumulative net operating losses and negative cash flows from operations and we expect this to continue for the foreseeable future. As of June 30, 2023, we have $43.8 million in cash and cash equivalents, and restricted cash, a significant portion of which is required to fund our current liabilities and other contractual obligations. Our ability to continue as a going concern is dependent upon our ability to raise additional capital, and there can be no assurance that such capital will be available in sufficient amounts on terms acceptable to us, or at all. This raises substantial doubt about our ability to continue as a going concern over the next 12 months. Until such time, if ever, as we can generate positive operating cash flows, we may be required to finance our cash needs through a combination of equity offerings, debt financings, government or other third-party funding, strategic alliances, and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of holders of our common stock will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of holders of our common stock. There can be no guarantee that we will be successful in raising additional funds in the future through financings, sales of our products, government grants, loans, or from other sources or transactions, and if we are unable to raise such funds, we will exhaust our resources and will be unable to maintain our currently planned operations. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in us.

The relative increase is designed to enable us to raise additional capital in the future via equity and convertible debt financings, as well as to meet our obligations under outstanding options, restricted stock units and convertible securities, and our equity compensation plans, while retaining flexibility to respond to other future business needs and opportunities. The additional authorized shares would enable us to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. For example, the shares may be used for: capital raising transactions involving equity or convertible debt securities; financing the development and construction of additional farms, including the Ohio farm; providing equity incentives to employees, directors, consultants or advisors under equity incentive plans or otherwise; establishing strategic relationships with other companies and other potential strategic transactions; expanding our business through the acquisition of other businesses, technologies or products; stockholder right plans; stock splits or stock dividends; other corporate purposes.

We have engaged an exclusive financial advisor and sole placement agent to explore a wide range of transactions, including, without limitation, a transaction involving a co-investment by us with one or more non-affiliated entities and a private placement of our equity or equity-linked securities to a limited number of sophisticated investors, that could result in the issuance of Common Stock, as they arise or as our needs require, which could occur promptly following the effectiveness of the Amendment. However, we have no current agreement or commitment to issue additional shares of Common Stock, except for issuances of Common Stock as described below under the heading “Fractional Shares” and upon the exercise of its outstanding options and conversion of restricted stock units and other equity securities.

Reverse Stock Split

The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, the treatment of which is described below.

Our current authorized share capital is 150,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of July 31, 2023, 71,358,249 shares of Common Stock and no shares of Preferred Stock were outstanding. Accordingly, our current authorized but unissued share capital is 78,641,751 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Therefore, as a result of the Reverse Stock Split, the number of outstanding shares of Common Stock would decrease by a specified amount. The determination of the specific ratio for the Reverse Stock Split will not affect the number of shares of Common Stock the Company is authorized to issue after the Reverse Stock Split. Regardless of the ratio, as a result of the Authorized Capital Change, the Company will be authorized to issue 75,000,000 shares of Common Stock after the Reverse Stock Split. Assuming 71,358,249 shares remain outstanding at the time of the Reverse Stock Split, after giving effect to the Authorized Capital Change and the Reverse Stock Split that would result from the listed hypothetical Reverse Stock Split ratios, without giving effect to the treatment of fractional shares, our authorized but unissued Common Stock would be as follows:

Shares Authorized (2)	Current Shares Outstanding (3)	Reverse Split Ratio (1)	Post Reverse Split
			Shares Outstanding	Unissued Shares
75,000,000	71,358,249	15	4,757,217	70,242,783
75,000,000	71,358,249	16	4,459,891	70,540,109
75,000,000	71,358,249	17	4,197,545	70,802,455
75,000,000	71,358,249	18	3,964,348	71,035,652
75,000,000	71,358,249	19	3,755,698	71,244,302
75,000,000	71,358,249	20	3,567,913	71,432,087

(1)	Proposed ratios ranging from 1-for-15 to 1-for-20, inclusive.
(2)	Total authorized shares of Common Stock giving effect to the Authorized Capital Change.
(3)

Does not include shares reserved for future issuance pursuant to outstanding options, restricted stock units and future awards under the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”) and the 2006 Equity Incentive Plan, as amended (the “2006 Plan”). Please note that between the date of this Proxy Statement and the date of the Special Meeting, we could engage in transactions involving the issuance of securities that would increase the number of issued or issuable shares from the numbers reflected in the above tables.

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board. No shares of our preferred stock are outstanding and the total number of authorized shares of preferred stock will not be affected by the Reverse Stock Split.

The Reverse Stock Split would not change the par value of the Common Stock. If any stockholder would otherwise receive a fractional share of Common Stock as a result of the Reverse Stock Split, our Board will issue an additional fraction of a share of Common Stock to such holder, which fraction, when combined with the fraction resulting from the Reverse Stock Split, will equal a whole share of Common Stock, such that no holder will continue to hold fractional shares following the Reverse Stock Split.

Criteria to be Used for Determining Reverse Stock Split Ratio

The purpose of a range for the Reverse Stock Split is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing investment environment, such as stock price fluctuations, higher inflation, higher interest rates and related factors. In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the Amendment to effect the Reverse Stock Split, the Board may consider, among other things, various factors, such as:

•	the historical and expected trading prices and trading volumes of our Common Stock;

•	The Nasdaq Capital Market Continued Listing Standards requirements;

•	the number of shares of our Common Stock outstanding;

•

the then-prevailing trading prices and trading volumes of our Common Stock and the expected impact of the Reverse Stock Split and the Authorized Capital Change on the trading market for our Common Stock in the short- and long-term;

•	overall trends in the stock market;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	business developments and our actual and projected financial performance; and

•	prevailing general market and economic conditions.

Our Board reserves the right to abandon the Reverse Stock Split and the Authorized Capital Change without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Amendment, even if the authority to effect a Reverse Stock Split has been approved by our stockholders at the Special Meeting. If the Reverse Stock Split Proposal is approved, we could effect the Reverse Stock Split and the Authorized Capital Change at any time after the Special Meeting until December 31, 2023. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split and the Authorized Capital Change if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.

Effectiveness of Reverse Stock Split and Authorized Capital Change

The Reverse Stock Split and Authorized Capital Change would become effective at the effective time set forth in the Amendment (the “Effective Time”).

Procedure for Implementing the Reverse Stock Split and Authorized Capital Change

If Proposal 1 is approved by our stockholders, our Board retains the discretion to effect the Reverse Stock Split and the Authorized Capital Change at any time prior to December 31, 2023 or not at all. Our Board will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above and any other factors it considers relevant. The Reverse Stock Split and the Authorized Capital Change would be implemented by filing the Amendment with the Secretary of the State of Delaware, setting forth the ratio used in the Reverse Stock Split

If the Reverse Stock Split is effected, then after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. Our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “AQB” subject to any future change of listing of our securities.

Principal Effects of the Amendment

Reverse Stock Split — General

The Reverse Stock Split, if implemented by the Board, will reduce the total number of outstanding shares of Common Stock based on the split ratio determined by the Board in its discretion, and it will apply automatically to all shares of our Common Stock, including shares held by the Company in treasury, shares issuable upon the exercise or conversion of outstanding stock options, restricted share units, and other equity securities. The Reverse Stock Split would be effected simultaneously for all shares of our Common Stock, and the split ratio would be the same for all shares of Common Stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except with respect to the treatment of fractional shares. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Common Stock based on the split ratio selected by our Board.

Voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act.

You are urged to consult your own tax advisors to determine the tax consequences to you of the Reverse Stock Split.

Under Delaware law, our stockholders will not be entitled to exercise dissenter’s or appraisal rights with respect to the Reverse Stock Split.

Authorized Shares; Number of Shares of Common Stock Available for Future Issuance

The Reverse Stock Split will result in a reduction of the total outstanding shares of Common Stock and shares reserved for issuance under outstanding stock options, restricted share units, and other equity securities. The Authorized Capital Change will not be proportional to the ratio of the Reverse Stock Split. Accordingly, while the Authorized Capital Change will reduce the number of shares authorized for issuance on an absolute basis, it will have the effect of increasing the number of shares of Common Stock authorized for issuance relative to the number of shares outstanding (although such relative increase will be smaller than if we did not effect the Authorized Capital Change).

As discussed above, we expect to need to raise additional capital to fund our operations. The relative increase is designed to enable us to raise additional capital in the future via equity and convertible debt financings, as well as to meet our obligations under outstanding options, restricted stock units and convertible securities, and our equity compensation plans, while retaining flexibility to respond to other future business needs and opportunities. In the event that our Board determines to issue additional shares of Common Stock (or securities convertible therefor), it intends, in accordance with its fiduciary duties, to issue any such shares on terms that it considers to be in the best interests of the Company and our stockholders. Such shares could be issued directly, or could be reserved for issuance and then issued pursuant to the exercise of options, warrants, restricted stock units, or other equity securities that we may issue in the future. The additional authorized shares would enable us to issue shares in the future in a timely manner and under circumstances we consider favourable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. For example, the shares may be used for: capital raising transactions involving equity or convertible debt securities; financing the development and construction of additional farms, including the Ohio farm; providing equity incentives to employees, directors, consultants or advisors under equity incentive plans or otherwise; establishing strategic relationships with other companies and other potential strategic transactions; expanding our business through the acquisition of other businesses, technologies or products; stockholder right plans; stock splits or stock dividends; other corporate purposes.

If this Proposal 1 is approved, we may issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock from time to time in the future, including pursuant to our registration statements previously filed with the SEC or new registration statements that we may file in the future, and to the extent that we do so, the shareholdings of our existing stockholders will be diluted by such issuances and the share price of our common stock may be depressed. We currently cannot estimate the number of shares of Common Stock that may be issued in the future in any such fundraising transaction, as the number of shares would depend on a number of factors including the trading price of the Common Stock at the time of any such financing, the amount of capital the Company is able to raise, the Company’s need for capital, the terms of any such transaction, and general market conditions. Except for a stock split or stock dividend, future issuances of shares of our Common Stock will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis. If the Board authorizes the issuance of additional shares after the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

We have engaged an exclusive financial advisor and sole placement agent to explore a wide range of transactions, including, without limitation, a transaction involving a co-investment by us with one or more non-affiliated entities and a private placement of our equity or equity-linked securities to a limited number of sophisticated investors, that could result in the issuance of Common Stock, as they arise or as our needs require, which could occur promptly following the effectiveness of the Amendment. However, we have no current agreement or commitment to issue additional shares of Common Stock, except for issuances of Common Stock as described below under the heading “Fractional Shares” and upon the exercise of its outstanding options and conversion of restricted stock units and other equity securities.

Effect of the Reverse Stock Split on Employee Plans, Stock Options, Restricted Stock Units, and Other Equity Securities

Based upon the split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding stock options, restricted stock units, and other equity securities entitling the holders to acquire, purchase, exchange for, or convert into, shares of Common Stock, including, without limitation, any awards previously granted under our 2016 Plan and 2006 Plan. Additionally, the exercise prices of outstanding stock options would increase, likewise in proportion to the reverse stock split ratio. This would result in approximately the same aggregate price being required to be paid under such stock options upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock units or other equity securities will be similarly adjusted, subject in all cases to our treatment of fractional shares. In addition, the number of shares available for issuance upon stock options and other awards granted under our equity incentive plans would be proportionately decreased.

Effect on Preferred Stock

As of the date of this Proxy Statement, there were no issued or outstanding shares of our Preferred Stock and no outstanding options or warrants to purchase shares of our Preferred Stock. The Reverse Stock Split would not impact the number of authorized or outstanding shares of our Preferred Stock.

Effect on Record and Beneficial Holders

If this Proposal 1 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will be exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of Common Stock they hold after the Reverse Stock Split. Non-registered stockholders holding Common Stock through a broker and/or other nominee should note that such brokers and/or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a broker and/or other nominee and if you have questions in this regard, you are encouraged to contact your broker and/or other nominee.

If this Proposal 1 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as reasonably practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Fractional Shares

If any stockholder would otherwise receive a fraction of a share of Common Stock as a result of the Reverse Stock Split, our Board will issue an additional fraction of a share of Common Stock to such holder, which fraction, when combined with the fraction resulting from the Reverse Stock Split, will equal a whole share of Common Stock, such that no holder will continue to hold fractional shares following the Reverse Stock Split.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

Accounting Matters

The proposed amendment to the Company’s Charter will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split and the reduction in the shares of

Common Stock outstanding, subject to a minor adjustment in respect of the treatment of fractional shares resulting from the Reverse Stock Split and the issuance of additional fractions sufficient to result in only whole shares remaining outstanding following the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Additionally, net income or loss per share for all periods would increase proportionately as a result of a Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of a Reverse Stock Split. If we effect the Reverse Stock Split, in future financial statements we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split.

Certain Risks Associated with a Reverse Stock Split and Authorized Capital Change

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.

We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all of our outstanding Common Stock at the then market price after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our Common Stock following the Reverse Stock Split will either equal or exceed the current per share market price.

At August 1, 2023, the closing sale price of our Common Stock on the Nasdaq Capital Market was $0.35 per share. Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split, if our Board decides to proceed with the Reverse Stock Split, is intended to increase the per share trading price of our Common Stock to exceed the minimum bid price requirement for continued listing on the Nasdaq Capital Market for at least the required period of time. However, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Common Stock. Accordingly, the total market capitalization of our Common Stock and the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate or that the per share trading price of our Common Stock will not decrease in the future.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs.

The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. While our Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.

The proposed Reverse Stock Split may result in future dilution to our stockholders.

The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without a proportionate reduction in the number of shares of authorized but unissued Common Stock in our Charter, which will give us a larger number of authorized shares available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our Common Stock is listed. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders and could also reduce stockholders’ equity on a per share basis. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the issuance or potential issuance of additional shares of Common Stock may have a depressive effect on the market price of our Common Stock. If Proposal 1 is adopted and approved and a Reverse Stock Split is effected, then depending on a number of factors, including without limitation the ratio of the Reverse Stock Split that is effected, our Board could, in its discretion, in the future consider submitting a proposal for consideration at a future meeting of stockholders to reduce the number of authorized shares of Common Stock in the Charter.

Even if the Reverse Stock Split is effected, we may not be able to satisfy all of the other requirements for continued listing of our Common Stock on the Nasdaq Capital Market or other stock exchange.

As discussed above, the Board is submitting the Reverse Stock Split proposed to our stockholders for approval with the primary intent of increasing the market price and minimum bid prices of our Common Stock to regain and maintain compliance with the listing requirements of the Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. However, continued listing on such exchange requires compliance with a variety of other qualitative and quantitative listing standards. Even if we effect the Reverse Stock Split, we may not be able to satisfy or maintain listing requirements on the Nasdaq Capital Market or any other stock exchange. We cannot provide any assurances that we will be able to maintain a listing of the Common Stock on the Nasdaq Capital Market or any other stock exchange.

As we are not reducing the number of our authorized preferred shares and are not proportionally reducing our authorized common shares, the Reverse Stock Split could make a change of control more difficult because we will have the right to issue proportionally more shares.

The Reverse Stock Split will not change the number of authorized shares of our preferred shares, as designated by our Certificate of Incorporation. Our Certificate of Incorporation authorizes us to issue 1 or more series of preferred stock, which we are not changing in the Reverse Stock Split. Our Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Common Stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Common Stock.

The availability of proportionately more authorized but unissued shares of Common Stock may enable our Board to render it more difficult, or discourage an attempt to obtain control of the Company, which may adversely affect the market price of our Common Stock. If in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal were not in our best interests, such shares could be issued by the Board without stockholder approval in (i) one or more private placements or other transactions that might prevent, render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group or creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent Board or (ii) an acquisition that might complicate or preclude the takeover.

The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy, but rather its principal purpose is for our Company to maintain compliance with Nasdaq Capital Market’s listing standards to maintain the listing of our Common Stock and to make such shares more attractive to a broader group of investors.

Future issuances of Common Stock by the Company may have an adverse effect on the market price of the Common Stock.

While the Authorized Capital Change will reduce the number of shares authorized for issuance on an absolute basis, it will have the effect of increasing the number of shares of Common Stock authorized for issuance relative to the number of shares outstanding. We may issue a substantial number of these shares of the Common Stock under our outstanding options and other equity securities, as well as under our existing equity compensation plans. In addition, we may issue additional shares of Common Stock in future financings. Any of the foregoing issuances will dilute our existing stockholders. Furthermore, the trading price of the Common Stock could decline as a result of sales of such shares of Common Stock, or the perception that such sales could occur.

Certain Material U.S. Federal Income Tax Considerations of a Reverse Stock Split

The following is a general summary of certain material U.S. federal income tax considerations relating to the Reverse Stock Split that may be relevant to holders of our Common Stock. This summary only addresses a U.S. Holder (as defined below) who holds Common Stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be change, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary is general in nature and does not represent a detailed description of the U.S. federal income tax considerations to a stockholder in light of their particular circumstances. In addition, it does not represent a description of the U.S. federal income tax Considerations to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to U.S. Holders who may be subject to special tax rules, such as:

•	Partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and any beneficial owners thereof;

•	financial institutions or financial services entities;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	governments or agencies or instrumentalities thereof;

•	brokers, dealers or traders in securities or currencies;

•	stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•	U.S. Holders that have a functional currency other than the U.S. dollar;

•	stockholders who actually or constructively own five percent or more of the Company’s voting stock;

•	U.S. expatriates; or

•	stockholders who acquire shares of our Common Stock in connection with employment or other performance of services.

Moreover, this description does not address any aspect of U.S. state or local tax, non-U.S. tax, the Medicare tax on net investment income, U.S. federal estate and gift tax, alternative minimum tax, or other U.S. federal income tax consideration or other tax consequences of the Reverse Stock Split.

If an entity classified as a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) for U.S. federal income tax purposes holds common stock, the tax treatment of an equity holders in such entity will generally depend on the status of such equity holder and the activities of such entity.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AS WELL AS THE CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY U.S. STATE OR LOCAL OR NON-U.S. TAX CONSEQUENCES.

Tax Consequences to the Company

The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. If the Reverse Stock Split qualifies as a recapitalization, then the Company will not recognize gain or loss as a result of the Reverse Stock Split.

Tax Consequences to U.S. Holders of the Reverse Stock Split

If the Reverse Stock Split qualifies as a recapitalization, then a U.S. Holder generally will not recognize gain or loss on the Reverse Stock Split. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who would otherwise receive a fractional shares resulting from the Reverse Stock Split and who is issued an additional fraction of a share such that the fraction resulting from the Reverse Stock Split is effectively rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the issuance of a fractional share that effectively results in fractions resulting from the Reverse Stock Split being rounded up to a whole share is not clear under current law and a U.S. Holder may recognize gain for U.S. federal income tax purposes equal to the value of the additional fraction of a share of Common Stock received by such U.S. Holder.

Other Tax Considerations for U.S. Holders

The U.S. state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. Holder depending upon the jurisdiction in which such holder resides. U.S. Holders are urged to consult their tax advisors regarding the specific tax consequences to them of the Reverse Stock Split, including the applicable U.S. federal, state and local and non-U.S. tax consequences, if any.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER. ACCORDINGLY, EACH U.S. HOLDER IS ADVISED TO CONSULT THE HOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE U.S. HOLDER OF A REVERSE STOCK SPLIT.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal 1 that are not shared by all of our other stockholders, except to the extent of their ownership of shares of our Common Stock and other securities exercisable or exchangeable therefor. We have not proposed the Reverse Stock Split Proposal in response to any effort of which we are aware to accumulate our shares of our Common Stock or obtain control of our Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the expected decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Vote Required

The approval of Proposal 1, the Reverse Stock Split Proposal, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

PROPOSAL 2:

ADJOURNMENT PROPOSAL

OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL.

Stockholders are being asked to consider and vote upon an adjournment by stockholders of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal as described in Proposal 1.

Vote Required

The approval of Proposal 2, the Adjournment Proposal, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal and which have actually been voted.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of July 31, 2023, by (i) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each named executive officer (as listed in the Summary Compensation Table included in the 2023 Annual Meeting Proxy Statement), and (iv) all current directors and executive officers as a group. None of the shares reported as beneficially owned by our directors or executive officers are currently pledged as security for any outstanding loan or indebtedness.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The table lists applicable percentage ownership based on 71,358,249 shares of our Common Stock outstanding as of July 31, 2023. The number of shares beneficially owned includes shares of our Common Stock that each person has the right to acquire within 60 days of July 31, 2023, including upon the exercise of stock options. These stock options are deemed outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by any other person.

Name and address of beneficial owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class
Ricardo Alvarez	15,361		*
Erin Sharp	134,778		*
Gail Sharps Myers	15,190		*
Christine St.Clare	31,578		*
Rick Sterling	9,073		*
Michael Stern	38,278		*
Sylvia Wulf	495,031		*
David Frank	196,828		*
Angela Olsen	129,823		*

Executive officers and directors as a group (10 persons)	1,212,313	1.7%

*	Indicates beneficial ownership of less than one percent of the total outstanding shares of our Common Stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, MA 01754.
(2)	Beneficial ownership includes:

•	Includes for Dr. Alvarez 5,361 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for Ms. Sharp 3,278 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for Ms. Sharps Myers 4,764 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for Ms. St.Clare 21,578 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for Mr. Sterling 7,778 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for Mr. Stern 3,278 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for Ms. Wulf 223,020 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for Mr. Frank 90,551 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for Ms. Olsen 61,008 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

•	Includes for our directors and executive officers as a group 524,428 shares of Common Stock issuable upon exercise of stock options within 60 days of July 31, 2023.

OTHER MATTERS

We do not know of any matters to be presented at the Special Meeting other than those mentioned in this Proxy Statement. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.

BY ORDER OF THE BOARD OF DIRECTORS OF AQUABOUNTY TECHNOLOGIES, INC.

/s/ Sylvia Wulf
Sylvia Wulf
President, Chief Executive Officer, and Board Chair

Maynard, Massachusetts

[●], 2023

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUABOUNTY TECHNOLOGIES, INC.

AquaBounty Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2. This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3. Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

Subsection 4(a) of the Charter is hereby amended and restated in its entirety to read as follows:

“4. (a) The Corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The Corporation is authorized to issue 75,000,000 shares of Common Stock, with a par value of $0.001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $0.01 per share.

Upon the effectiveness of the filing of this Certificate of Amendment (the “2023 Split Effective Time”), every fifteen (15) to twenty (20) shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2023 Split Effective Time (with the exact number within such range being determined by the Board of Directors prior to the filing of this Certificate of Amendment and set forth in a public announcement issued by the Corporation prior to the date of the 2023 Split Effective Time) shall automatically, and without any further action on the part of the stockholders, be reclassified as one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock (the “2023 Reverse Split”). If, as a result of the 2023 Reverse Split, any stockholder would receive a fraction of a share of Common Stock, the Board of Directors shall cause to be issued to such stockholder an additional fraction of a share of Common Stock that, together with the fraction resulting from the 2023 Reverse Split, would result in such stockholder having a whole share of Common Stock rather than the fraction otherwise resulting from the 2023 Reverse Split. As of the 2023 Split Effective Time, a certificate(s) representing shares of Common Stock prior to the 2023 Reverse Split shall be deemed to represent the number of post-2023 Reverse Split shares into which the pre-2023 Reverse Split shares were reclassified and combined, together with the additional fraction, if any, issued to result in each holder having a whole number of shares, until surrendered to the Corporation for transfer or exchange. The 2023 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the 2023 Reverse Split.”

4. This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on                    , 2023.

* _ * _ * _ *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation as of                    , 2023.

AQUABOUNTY TECHNOLOGIES, INC.

By:
Name:	Sylvia Wulf
Title:	Chief Executive Officer

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, Eastern Time, on October 11, 2023.
Online
Go to www.envisionreports.com/AQB or scan the QR code – login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AQB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

  +

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

For	Against	Abstain		For	Against	Abstain

1. To approve an amendment to our Third Amended and Restated Certificate of Incorporation to approve a reverse stock split of our common stock and an associated reduction in the number of shares of our authorized common stock.

☐	☐	☐	2. To approve an adjournment of the Special Meeting, if necessary.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

                                             03V21B

2023 Special Meeting Admission Ticket

2023 Special Meeting of AquaBounty Technology Shareholders

October 12, 2023, 8:30 am ET

2 Mill and Main Place, Suite 395

Maynard, MA 01754

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.

The material is available at: www.envisionreports.com/AQB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AQB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AquaBounty Technologies, Inc.	+

Notice of Special Meeting of Stockholders

Proxy Solicited by Board of Directors for the Special Meeting – October 12, 2023

Sylvia Wulf, David A. Frank, Angela M. Olsen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present, at the Special Meeting of Stockholders of AquaBounty Technologies, Inc., which will be held on October 12, 2023, at 8:30 a.m. ET, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.